UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): January 16, 2017

Turner Valley Oil & Gas, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada	91-1980526
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3270 Sul Ross Houston, TX 77098

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-713-588-9453

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as "We", "Us" and "Our". This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performances, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views, with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like "believe", "expect", "anticipate", "intends", "estimates", "forecast", "projects", and similar expressions.

Item1.01 Entry into Material Definitive Agreement

Turner Valley Oil and Gas, Inc. – Balencic Creative Group LLC

Advisory Board Member Consulting Agreement

THIS ADVISORY BOARD MEMBER CONSULTING AGREEMENT (“Agreement”) is made as of December 11, 2016, by and between Turner Valley Oil and Gas, Inc., a Nevada corporation (the “Client”), and Jordan P. Balencic, D.O. of Balencic Creative Group, LLC, a Pennsylvania Corporation (the “Consultant”).

RECITALS

A.	Company has formed an Advisory Board to assist it in evaluation of its research and development and business activities.

B.	Company wishes to engage the services of Consultant, as a member of its Advisory Board, to provide the services set forth below, and Consultant wishes to provide such services.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants hereinafter stated, the parties agree as follows:

1.	Performance

1.1.	Consultant shall provide general consulting services to Client (the “Services”) as a member of its Advisory Board, to include:

1.1.1.	To advise Client on general strategic business and technical matters in the capacity as an industry expert in Consultant’s field(s) of expertise.
1.1.2.	To participate in monthly Advisory calls which will be scheduled at least 3 days in advance.
1.1.3.	To respond promptly to any phone calls or emails sent by the Client’s executives and/or senior staff.
1.1.4.	To assist with Client’s Investor Relations strategy.
1.1.5.	To assist with Client’s Public Relations strategy.

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2.	Compensation

2.1.	As consideration for Consultant services, Client will agree to issue 1,000,000 common restricted shares for a three (3) month term based on $0.01 per share or $10,000.
2.2.	The Client agrees that all shares are deemed fully earned upon contract signing.
2.3.	The Client represents and warrants that all shares will be issued free and clear of all liens, charges, and encumbrances of any kind whatsoever, subject only to the re-sale restrictions under applicable securities laws.
2.4.	It is understood that the Client shall provide the Consultant with all supporting documentation regarding the origin of the shares; including legal opinion letter(s) from the Client’s legal counsel.
2.5.	It is understood that the Client shall provide the Consultant with the name of the brokerage firm in the United States that will accept a legal opinion letter from the Client’s legal counsel, and has cleared the Client’s stock in the past.
2.6.	It is understood that the full amount of compensation issued to Consultant is independent contractor income, and shall be reported as such to the Internal Revenue Service.

3.	Confidential Information

3.1.	Definition. As used herein, Confidential information shall mean any information and data of a confidential or proprietary nature which is disclosed by Client to Consultant, including but not limited to, information with respect to financial information pertaining to the business of Client or its clients, know-how, customer contacts or lists, business process, strategy and marketing of services, products, other technology relating to computer networking, data communications, voice communications and, computing services and financial information related to capital structures, financial statements or any relative information to the business of Client which may be disclosed pursuant to this Agreement.
3.2.	Client may furnish Consultant with public company information which, if not already in the public domain, should be considered privileged insider information. This information that has not already been made public, may not be divulged by Consultant.
3.3.	Client and Consultant will promptly notify the other if it learns of any material misstatements in, or material omissions from, any information previously delivered to Consultant.
3.4.	Additionally, Consultant recognizes that all information about the day-to-day operations of Client, potential business deals, and general business models are to be held in strict confidence. No press release, statements to shareholders, or investment prospectuses shall be issued by Consultant without approval from the Client.
3.5.	Consultant shall maintain confidentiality of all Confidential Information disclosed by Client until three years after this Agreement is terminated.

4.	Effective Date

4.1.	The Effective Date of this Agreement shall be the date stated above the signatures below and shall remain effective for six months from the date of the Agreement. This Agreement can also be terminated by either party with 30 days advance written notice.

5.	Expenses

5.1.	Client shall reimburse Consultant for expenses preapproved in writing, incurred in the performance of work pursuant to this Agreement.

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6.	Independent Contractor

6.1.	Consultant is an independent contractor. Consultant shall not be deemed for any purpose to be an employee or agent of Company, and neither party shall have the power or authority to bind the other party to any contract or obligation. Client shall not be responsible to Consultant or any governing body for any payroll-related taxes or insurance related to the performance of the terms of this Agreement.

7.	Non-Fiduciary Status

7.1.	The Consultant does not have fiduciary responsibility to the Client, and is not in any manner considered a fiduciary by virtue of the Advisory Board position.
7.2.	The Consultant does not have decision making power or voting authority.
7.3.	All recommendations of the Consultant are subject to review and approval by the Client.

8.	Disclosure

8.1.	Consultant acknowledges and agrees that Client may publicly disclose that Consultant is a member of Client’s Advisory Board.

9.	Indemnification and Hold Harmless

9.1.	The Client agrees to indemnify and hold harmless the Consultant and its respective agents and employees, against all losses, claims, liabilities, suits, costs, damages, and expenses (including attorney’s fees) incurred or suffered by the Consultant arising from his performance of services hereunder, or that result from any untrue statement or alleged untrue statement of any material fact, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading.

10.	Notification

10.1.	Any Notice to be given in connection with this Agreement shall be effective upon receipt, shall be made in writing and shall be sufficiently given if personally delivered or if sent by courier or other express mail service, postage prepaid, addressed to the party entitled or required to receive such Notice at the address for each party as follows:

10.1.1.	To: Balencic Creative Group LLC Jordan P. Balencic, D.O. - CEO

10.1.1.1.	Address: 620 Darby Court, Hummelstown, PA 17036
10.1.1.2.	Email: jordan.balencic@gmail.com

10.1.2.	To: Turner Valley Oil and Gas, Inc. Attention: Steve Helm

10.1.2.1.	Address: 3270 Sul Ross Houston, TX 77098
10.1.2.2.	Email: ir@turnerventuregroup.com

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11.	Miscellaneous

11.1.

This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, however, is intended to confer or does confer on any person or entity, other than the parties hereto and their respective successors and permitted assigns any rights not specifically set for in this Agreement.

11.2.

The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect pursuant to the terms hereof.

11.3.

The failure of one party to require performance at any time thereafter shall not constitute a waiver of any breach or default of this Agreement or constitute a waiver of any subsequent breach or default or a waiver of the provision itself.

11.4.

This Agreement incorporates the entire understanding of the parties regarding the subject matter hereof, and supersedes all previous agreements or understanding regarding the same, whether written or oral.

11.5.	This Agreement may not be amended, and no portion hereof may be waived, except in a writing duly executed by the parties.
11.6.

This Agreement shall be governed by the laws of the State of Texas without regard to such State’s rules concerning conflict of laws, and both parties agree that Texas shall be the forum in which any dispute under this contract is governed.

11.7.	The losing party in the event of litigation agrees to pay all arbitration and court costs, reasonable attorney’s fees, and legal interest on any award or judgment in favor of the winning party.

Accepted and agreed to as of December 11, 2016.

Balencic Creative Group LLC Jordan P. Balencic, CEO

By:	/s/ Jordan P. Balencic

Date: 12/11/2016

Steve Helm, CEO Turner Valley Oil and Gas, Inc.

By:	/s/ Steve Helm

Date: 12/11/2016

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